              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1996 Key Employee Stock Option Plan of Polymer Group, Inc. of our reports dated February 8, 1996, except as to the second and third paragraphs of Note 17 as to which the date is May 6, 1996, with respect to the consolidated financial statements and schedules of Polymer Group, Inc. included in its Registration Statement (Form S-1 No. 333-2424) and related Prospectus dated May 9, 1996.

                                               /s/ Ernst & Young LLP

Greenville, South Carolina
May 30, 1996